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                                                                EXHIBIT 6(7)(ii)

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
Global Election Systems Inc.                       WESTERN BANK                This agreement relates to
1611 Wilmeth Rd.                          505 MARQUETTE, P.O. BOX 26144        LOAN NUMBER  2000300/DT#20655
McKinney, TX 75069                        ALBUQUERQUE, NEW MEXICO 87125        ORIGINALLY DATED NOVEMBER 14, 1995.
85-0394190                                    WTF/nw
"I" means the BORROWER(S) named above.    "You" means the LENDER named above.  THIS AGREEMENT DATED JAN. 6, 1998.

Definitions:  As used in this agreement, the term "I" means the Borrower(s) named above; "You" means the Lender named above;
"Original Obligation" means my previous agreement to pay you money (referred to above by Loan Number and original date), and any released agreements such as a security agreement.

Extension Agreement:  You and I have entered into an original obligation which is a commercial note.

By entering into this agreement, we are extending the due date(s) of the payments of the original obligation.

   The original due date defer(s) and the amount(s) of the       The extended due date(s) and the amount(s) then due (including
  payment(s) extended by this agreement are as follows:       any fees or interest due on the new maturity dates are as follows:

(a) $     600,000.00    originally due    November 13, 1996              (a) January 6, 1999    $   371,450.00
(b) $                   originally due                 19                (b) Interest Quarterly / Balance @ Maturity
(c) $                   originally due                 19                (c)            19      $
(d) $                   originally due                 19                (d)            19      $

Cost: For this extension, I agree to pay you the fees and/or additional interest as indicated below.

  [X] A total fee of a 120.00 Doc Fee                                      [X] Simple interest on the unpaid balance of principal
                                                                               remaining from time to time at the rate of NPR*% per
      Upon prepayment of the entire outstanding balance of                     year from January 6, 1998 until January 6, 1999
      this obligation:                                                         (12 months). This interest rate is lower than the
                                                                               rate previously in effect on this obligation.
      [ ] a portion of this fee may be refunded as provided by law

      [X] this fee will not be refunded

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                                                    ADDITIONAL TERMS
Interest paid to date of $10,457.28
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This agreement does not in any way satisfy or cancel the original obligation.
Except as specifically amended by this agreement, all other terms of the original obligation remain in effect. This means and includes, but is not limited to:

     (1) Property which secures the original obligation will continue to secure my total responsibility to pay you as amended by this agreement. (2) All parties who have a responsibility to pay you in any way the original obligation (including any co-members, endorsers and guarantors) remain responsible for the total amount I owe you as amended by this agreement. If you require the consent to this extension by any additional party. I agree to obtain such consent and this extension agreement will not be effective if the consent is not obtained.
(3) Any past-maturity interest rate provided for in the original obligation (except as specifically contracted for here) shall now begin to apply after the first scheduled payment of the original obligation as amended by this agreement. (4) You will not be responsible to further extend the payments effected by this agreement or any other scheduled payments. All other scheduled payments not effected by this agreement shall remain due as previously scheduled. (5) All provisions for default, remedies, attorneys' fees (if any) etc. remain in effect. (6) My responsibility (if any) to provide insurance on the property which secures the original obligation (if any) shall remain in effect. However, the term of such insurance policy will not be extended to cover any additional term resulting from this agreement unless contracted for and any additional premium is paid. (7) The term of any Credit Life and/or Disability Insurance coverages purchased in connection with the original obligation will not be extended for the additional term provided for in this agreement unless contracted for and any additional premium is paid.

     SIGNATURE OF AUTHORIZED                   GLOBAL ELECTION SYSTEMS INC.
     REPRESENTATIVE OF LENDER                  SIGNATURE(S) FOR BORROWER.
                                               BY SIGNING BELOW, I AGREE TO
                                               THE EXTENSION. I HAVE
                                               RECEIVED A COPY OF THIS
                                               AGREEMENT ON TODAY'S DATE

X /s/ WILLIAM T. FIETZ                           X /s/ HOWARD T. VAN PELT
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           WILLIAM T. FIETZ,                     HOWARD T. VAN PELT, PRESIDENT
            CHAIRMAN & CEO                     X
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